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                                                                  EXHIBIT 1(b)

                        BROWNING-FERRIS INDUSTRIES, INC.

                                  $250,000,000
                     6.08% MARKET VALUE PUT SECURITIES(SM)

                             UNDERWRITING AGREEMENT
                                                                January 12, 1999

Browning-Ferris Industries, Inc.
757 N. Eldridge
Houston, Texas  77079

Dear Sirs:

         We (the "Underwriters") understand that Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its 6.08% Market Value Put securities(SM) (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amounts of Underwritten Securities set forth below opposite their respective names:

--------------------------------------     ---------------------

                                      UNDERWRITER                              PRINCIPAL AMOUNT

                First Chicago Capital Markets, Inc.....................         $ 125,000,000

                Chase Securities Inc...................................            67,500,000

                NationsBanc Montgomery Securities LLC..................            67,500,000
                                                                                -------------

                         Total.........................................         $ 250,000,000
                                                                                =============

         The Underwritten Securities shall be issued under the Restated Indenture, dated as of September 1, 1991, as amended (the "Indenture"), between the Company and Chase Bank of Texas, National Association (successor to Texas Commerce Bank National Association, as successor trustee to First City, Texas--Houston, National Association, formerly First City National Bank of Houston), as trustee (the "Trustee"), and shall have the terms set forth in the form of the Underwritten Security attached hereto as Exhibit A.

         Delivery Date and closing location: The Underwritten Securities will be delivered in book-entry form only through the facilities of The Depository Trust Company, on January 15, 1999 (the third business date following the date of this Underwriting Agreement), with the closing of such transaction to take place at the offices of the Company indicated above.

         Public offering price: The Underwriters will sell the Underwritten Securities to the public at varying prices relating to prevailing market prices at the time of sale.

         Purchase price: 100.43% of the principal amount of the Underwritten Securities (0.58% of which is payable solely by First Chicago Capital Markets, Inc.), plus accrued interest, if any, from January 15, 1999 to the Delivery Date (payable in same-day funds).

         Arrangements, if any, with respect to Delayed Delivery Contracts:  None

------------------------
"Market Value Put securities(SM)" is a service mark owned by First Chicago Capital Markets, Inc.



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         Information in the Interim Prospectus and the Prospectus (each as hereinafter defined) which has been furnished by Underwriters for inclusion therein: The information in the first sentence of the penultimate paragraph on the cover page of both the Interim Prospectus and the Prospectus relating to the price to the public and the information set forth in the second, third and fourth paragraphs under the caption "Underwriting" in both the Interim Prospectus and the Prospectus.

         Other terms and conditions: All references to "Registration Statement" in this Underwriting Agreement and in the Underwriting Agreement Provisions attached hereto as Exhibit B (the "Underwriting Agreement Provisions") shall mean the Registration Statement on Form S-3 (No. 33-65055) filed with the Securities and Exchange Commission (the "Commission") on December 15, 1995 (including all documents incorporated by reference), as amended or supplemented at the date of this Underwriting Agreement.

         Similarly, all references to "Prospectus" in this Underwriting Agreement and in the Underwriting Agreement Provisions shall mean the Basic Prospectus of the Company dated January 11, 1996, as supplemented by the Prospectus Supplement of the Company dated January 12, 1999 (including in each case all documents incorporated therein by reference), in the form filed with the Commission pursuant to Rule 424 of the Rules and Regulations, and all references to the "Interim Prospectus" in this Underwriting Agreement and in the Underwriting Agreement Provisions shall mean such Basic Prospectus as supplemented by the preliminary prospectus supplement of the Company dated January 6, 1999 (including in each case all documents incorporated therein by reference), in the form filed with the Commission pursuant to such Rule 424. The references to "Preliminary Prospectus" in clause (iii) of the proviso to Section 8(a) of the Underwriting Agreement Provisions shall be deemed to be references to the Interim Prospectus.

         Notwithstanding Section 7(j) of the Underwriting Agreement Provisions, the Company hereby agrees to pay all fees and expenses of counsels to the Underwriters in connection with the offering and sale of the Underwritten Securities.

         The legal opinions to be delivered pursuant to Sections 10(c) and 10(e) of the Underwriting Agreement Provisions shall include, in addition to those opinions contemplated by such Section, the following opinions relating to the Underwritten Securities:

                  "The Remarketing and Interest Calculation Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by each of the Call Holder and the Calculation Agent, constitutes, under the laws of the State of New York, a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by federal or state securities laws or the public policies underlying such laws."

                  "The Underwritten Securities are in a form contemplated by the Indenture and have been authorized by all necessary corporate action by the Company, and, when the Underwritten Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the Indenture and the Underwriting Agreement, the Underwritten Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable


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                  defenses and to the discretion of the court before which any proceeding therefor may be brought."

         The letter of Arthur Andersen LLP referred to in Section 10(f) of the Underwriting Agreement Provisions shall be dated the Delivery Date, and the "subsequent specified date" referred to in Section 10(f)(iii)(B) of the Underwriting Agreement Provisions shall be January 12, 1999.

         All references in the Underwriting Agreement Provisions to "Representatives" shall be deemed to refer to the Underwriters named herein. Any notice by the Company to the Underwriters given pursuant to this Underwriting Agreement shall be addressed to the Underwriters, c/o First Chicago Capital Markets, Inc., One First National Plaza, Suite 0595, Chicago, Illinois 60670 (Attention: Corporate Securities Structuring).

         All the provisions contained in the Underwriting Agreement Provisions, as modified by the terms and provisions set forth above, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than 7:00 o'clock P.M. on January 12, 1999, by signing a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

                                 Very truly yours,

                                 FIRST CHICAGO CAPITAL MARKETS, INC.
                                 CHASE SECURITIES INC.
                                 NATIONSBANC MONTGOMERY SECURITIES LLC


                                 By:      FIRST CHICAGO CAPITAL MARKETS, INC.


                                 By:  /s/ Evonne W. Taylor
                                          Vice President
Accepted:

BROWNING-FERRIS INDUSTRIES, INC.


By: /s/ Ronald E. Long
        Treasurer
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